UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

STW RESOURCES HOLDING CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52654	26-1945743
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3424 South County Road 1192 Midland, Texas 79706	79706
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (432) 686-7777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 1 – Registrant's Business and Operations
Item 1.01. Entry into a Material Definitive Agreement

Financing Arrangements

On April 30, 2015, our wholly owned subsidiary, STW Water Process & Technologies, LLC (“STW Water”) entered into a work-in-process financing agreement with Crown Financial, LLC ("Crown"), pursuant to an Account Purchase Agreement and Guaranty (the “Account Purchase Agreement”), with the Company and the Company’s CEO, Stanley T. Weiner as guarantors for STW Water’s obligations.  The Account Purchase Agreement is secured through a Security Agreement between STW Water as Debtor and Crown as the Secured Party (the “Security Agreement”), by a security interest in (the “Collateral”) STW Water’s instruments, accounts, contracts and rights to the payment of money, all general intangibles and all equipment; the Security Agreement also includes a list of items that are specifically excluded from Collateral.

Crown has authorized up to a $5,000,000 credit limit to STW Water under the Account Purchase Agreement, all obligations of which are guaranteed by the Company and Mr. Weiner personally.  Neither the Company nor Stanley T. Weiner has received any compensation related to their serving as Guarantors of the Account Purchase Agreement.  The Account Purchase Agreement is not a securities transaction and no Company securities are issuable thereunder; therefore, the Account Purchase Agreement and transactions contemplated thereby will not have any dilutive effect on the Company’s outstanding shares of common stock.

 Under the terms of the Account Purchase Agreement, Crown may, at its sole discretion, accept certain of STW Water’s eligible large project contracts nominated by STW Water for the installation of reverse osmosis concentrates or desalination equipment with cities, water districts or other governmental entities. The Account Purchase Agreements is implemented as a form of purchase order financing for work invoiced by STW Water to its project customers for work yet to be performed by STW Water, and is not factoring of invoices for work already performed by STW Water.  Upon Crown’s acceptance of a nominated project contract that STW Water has invoiced its customer for a project with milestone payments due as the work progresses, Crown will advance to the Company 20% of the entire project contract invoice for project start-up costs.  Thereafter, STW Water submits work-in-process invoices from its vendors which Crown pays.  As STW Water’s customer makes milestone payments on each project contract, Crown is repaid its advances, interest due and fees, with the remainder being paid to STW Water.  Crown is entitled to deduct from the amounts paid to STW Water in connection with the accepted project contracts a Gross Contract Fee of 4% of the total amount to be billed by STW Water to its customer under the nominated/accepted project contract.  As a result of the Guaranty Agreement, Crown will generally have full recourse against STW Water, Mr. Weiner and the Company in the event of nonpayment of any such purchased account.  Crown has the discretion to require STW Water to repurchase any invoice related to an accepted contract which has not been fully paid within 95 days of original invoicing, plus STW Water will be obligated to pay Crown the Purchase Price of such uncollected project invoice plus interest at the maximum lawful interest rate per annum, minus any payments made on the project invoice.  The Company and Weiner are also guarantors of STW Water’s repurchase obligations.

The Account Purchase Agreement shall continue until terminated by either party upon 30 days written notice.  The Account Purchase Agreement contains covenants that are customary for agreements of this type and appoints Crown as attorney in fact for various activities associated with the purchased accounts receivable, including opening our mail, endorsing its name on related notes and payments, and filing liens against related third parties. The failure to satisfy covenants under the Account Purchase Agreement or the occurrence of other specified events that constitute an event of default could result in the acceleration of our repayment obligations or Crown enforcing its rights under the Security Agreement and taking possession of the collateral. The Account Purchase Agreement contains provisions relating to events of default that are customary for agreements of this type.

The information contained in this Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Company's common stock or any other securities of the company, but merely included to disclose the terms of the transaction mentioned herein.

The Account Purchase Agreement contains representations and warranties by the Company which are customary for transactions of this type.

The foregoing description of the terms of the Account Purchase Agreement and Security Agreement is qualified in its entirety by reference to the provisions of the Account Purchase Agreement and Security Agreement which are filed as Exhibits 10.1 and 10.2 to this Current Report, respectively, and are incorporated by reference herein.

Important Notice regarding the Transaction Documents

The Account Purchase Agreement and Security Agreement(collectively, the "Transaction Documents") have been included as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. They are not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Transaction Documents were made only for purposes of those agreements and as of specific dates; were solely for the benefit of the parties to the Transaction Documents; may be subject to limitations agreed upon by the parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Documents instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Section 9 - Financial Statements and Exhibits
Item 9.01  Exhibits

Exhibit No.	Description
10.1	Account Purchase Agreement and Guaranty between STW Water Process & Technologies, LLC and Crown Financial, LLC, with the Company and Stanley T. Weiner as Guarantors
10.2	Security Agreement between STW Water Process & Technologies, LLC and Crown Financial, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 6, 2015	STW Resources Holding Corp.

	By:	/s/ Stanley Weiner
Stanley Weiner, CEO